PDL

35th Annual J.P. Morgan Healthcare Conference

January 9-12, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

PDL

Mission

Mission

PDL BioPharma seeks to optimize its return on investments so as to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

PDL

Overview

PDL Today

Specialty Pharma

- Noden Pharma DAC investment, an Irish domiciled specialty pharma, ultimately resulting in ~88% ownership.
- Tekturna® and Tekturna HCT® in US and Rasilez® and Rasilez HCT® in the rest of world.
- These are direct renin inhibitors, either as monotherapy (Tekturna and Rasilez) or combination with a diuretic (Tekturna HCT and Rasilez HCT), for the treatment of hypertension, typically third line therapy.
- Acquired from Novartis which had worldwide sales of $154 million in 2015 and $73 million in 1H16.
- Limited promotional activities for last 3 years.

Royalty & Debt Deals

- Four debt deals representing deployed and committed capital of $268 and $308 million, respectively: Lensar, Direct Flow Medical, kaléo, and CareView.
- Seven royalty transactions representing deployed and committed capital of $496 and $537 million, respectively: Depomed, VB, University of Michigan, ARIAD, Kybella and AcelRx.
- One hybrid royalty/debt transaction representing deployed and committed capital of $44 million: Wellstat Diagnostics.
- Five completed deals with average annualized return of 18.4%.

PDL

PDL Future

Specialty Pharma	○ Acquiring additional specialty pharma products for Noden Pharma DAC. ○ Significant focus. ○ Using proceeds from completed deals to fund new product acquisitions.
Royalty & Debt Deals	○ Fewer royalty transactions and still fewer debt transactions.

PDL

Experienced Leadership

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Steffen Pietzke
Controller & Chief Accounting Officer

Nathan Kryszak
Senior Counsel

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track-Record of Success

PDL

PDL

NODEN PHARMA

Hypertension

- Chronic condition with serious long-term cardiovascular implications which affects about 29% of the US adult population = *78 million in US alone*.
- Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.
- ACEs (angiotensin converting enzyme) and ARBs (angiotensin receptor blocker) are typically first and second line therapies.
- Tekturna is deemed to be an alternative to ACEs and ARBs, especially in ACE/ARB intolerant patients.
  - ~12% are intolerant of both ACEs and ARBs = *9.3 million in US alone*.

PDL

Tekturna Products in Noden

US

- **Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.**
  - Not for use with ACEs or ARBs in patients with diabetes or renal impairment.
  - Approved in US in 2007.
- **Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.**
  - Not for use with ACEs and ARBs in patients with diabetes or renal impairment and not for use in patients with known anuria or hypersensitivity to sulfonamide derived drugs.
  - Approved in US in 2009.

Ex-US

- **Rasilez® - trade name for Tekturna outside the US**
  - Approved in EU in 2007.
- **Rasilez® HCT - trade name for Tekturna HCT outside the US**
  - Approved in EU in 2009.

PDL

Tekturna Products Labeling

For full prescribing information for Tekturna and Tekturna HCT, please visit: www.tekturna.com.

PDL

Tekturna: Efficacy Profile

- Randomized, double-blind, placebo controlled studies in patients.
- 2,730 patients administered doses of 75-600 mg of Tekturna and 1,213 patients on placebo.
  - Clinical effects seen at approved doses of 150 mg and 30 mg.

Study	Placebo Mean Change	150 mg Placebo Subtracted	300 mg Placebo Subtracted
1	2.9/3.3	5.9/4.5*	11.2/7.5*
2	5.3/6.3	6.1/2.9*	10.5/5.4*
3	10/8.6	2.1/1.7	5.1/3.7*
4	7.5/6.9	4.8/2*	8.3/3.3*
5	3.8/4.9	9.3/5.4*	10.9/6.2*
6	4.6/4.1	--	8.4/4.9†

* p value less than 0.05 versus placebo by ANCOVA with Dunnett's procedure for multiple comparisons.
† p value less than 0.05 versus placebo by ANCOVA for pairwise comparison.

PDL

Tekturna: Safety Profile

- Safety data in more than 6,460 patients, including 1,740 treated for longer than 6 months and more than 1,250 treated for longer than 1 year.
- Discontinuation of therapy due to clinical adverse event occurred in 2.2% of Tekturna treated patients compared to 3.5% of placebo treated patients.
- Cough: rates of cough in Tekturna treated patients were about one-third to one-half of the rates in ACEs arms in active-controlled trials.
- Seizures: single episodes of tonic-clonic seizures with loss of consciousness reported in 2 Tekturna treated patients.

PDL

Tekturna: Safety Profile

Placebo-Controlled Trials		
Adverse Event	Tekturna (%)	Placebo (%)
Edema	0.4	0.5
Diarrhea	2.3	1.2
Cough	1.1	0.6
Rash	1.0	0.3
Elevated Uric Acid	0.4	0.1
Gout	0.2	0.1
Renal Stones	0.2	0.0

Selected AE's in Patients with Type 2 Diabetes and Chronic Kidney Disease, CV Disease, or Both				
Adverse Event	Tekturna (n=4272)		Placebo (n=4285)	
	SAEs	AEs	SAEs	AEs
Renal Impairment	5.7	14.5	4.3	12.4
Hypotension	2.3	19.9	1.9	16.3
Hyperkalemia	1.0	38.9	0.5	28.2
Tekturna is contraindicated for use with ACEs and ARBs in patients with diabetes or renal impairment				

PDL

Tekturna HCT: Efficacy

	ASTRIDE Study	ATTAIN Study	ACTION Study	ACQUIRE Study
Study Design	Aliskiren HCT compared to amlodipine in patients with Stage 2 systolic hypertension and diabetes mellitus	Aliskiren HCT vs. ramipril in obese patients (BMI ≥30 kg/m^2) with Stage 2 hypertension	Aliskiren HCT in older patients with Stage 2 hypertension	Aliskiren alone vs. Aliskiren HCT in patients with lower ranges of Stage 2 hypertension
Patient Population	Type 2 diabetes patients with SBP 160 mm Hg to <200 mm Hg	Obese patients with SBP 160 mm Hg to <200 mm Hg	Patients ages ≥55 with SBP 160 mm Hg to <200 mm Hg	Patients with SBP 160 to <180 mm Hg
# of Patients	860	386	451	688
Mean change from baseline with aliskiren/HCT 300/25 mg, mm Hg				
SBP	-28.8 (week 8)	-28.1 (week 8)	-29.9 (week 4)	-31.2 (week 12)
DBP	-9.9 (week 8)	-10.1 (week 8)	-9.3 (week 4)	-12.9 (week 12)
Mean change from baseline with aliskiren 300 mg, mm Hg				
SBP	--	--	--	-22.5 (week 12)
DBP	--	--	--	-9.2 (week 12)

PDL

Tekturna HCT: Safety

- Safety data in more than 2,700 patients.
- In placebo controlled trials, discontinuation of therapy due to clinical AE occurred in 2.7% of Tekturna HCT treated patients compared to 3.6% of placebo patients.

Placebo-Controlled Trials		
Adverse Event	Tekturna HCT (%)	Placebo (%)
Dizziness	2.3	1.0
Influenza	2.3	1.6
Diarrhea	1.6	0.5
Cough	1.3	0.5
Vertigo	1.2	0.5
Asthenia	1.2	0.0
Arthralgia	1.0	0.5

PDL

SPRINT Trial

- **Objective**
  - Randomized, controlled, open label trial to determine whether reducing systolic blood pressure from <140 mm Hg to <120 mm Hg reduces cardiovascular (CV) disease (MI, other acute coronary syndromes, stroke, heart failure or death from CV causes).
- **Patients**
  - 9,361 patients randomized into two groups.
  - Patient inclusion: 50 years of age with systolic blood pressure of 130-180 mm Hg and increased risk of CV event.
- **Primary Endpoint**
  - First occurrence of MI, other acute coronary syndromes, stroke, heart failure or death from CV causes in up to 6 years.
- **Results**
  - Trial ended early at median follow-up of 3.26 years due to significantly lower rate of events in composite endpoint in intensive treatment group compared to standard treatment group (1.65 per year v. 2.19% per year, hazard ratio 0.75, p<0.001).
  - All-cause mortality also significantly lower in intensive treatment group (hazard ratio 0.73, p=0.003).
  - SAE's in 38.3% of intensive treatment group compared to 37.1% in standard treatment group.

Potential Effect: SPRINT Trial

- Surveyed Key Opinion Leaders (KOLs) believe that SPRINT trial has created momentum to modify guidelines with respect to blood pressure goals.
- ~80% of physicians surveyed would lower treatment goals to ~120 mm Hg from standard target of 140 mm Hg.
- ACEs and ARBs use most likely to increase (42%) as a result of SPRINT trial followed by direct renin inhibitors (32%), such as Tekturna.

PDL

Tekturna: Market Research

- **Novartis**
  - No active sales or marketing efforts with respect to Tekturna products for last 3 years.
- **Market Research**
  - 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
  - 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.
- **Key Findings**
  - Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEs and ARBs.
  - Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
  - Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for the future use.
  - Such promotional efforts could increase the number of Tekturna treated patients.

PDL

Noden Pharma Entities

- **Noden DAC**
  - Domiciled in Ireland.
  - Responsible for development and commercialization activities worldwide.
  - Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.
- **Noden US**
  - Domiciled in Delaware.
  - Responsible for commercialization in US.
  - Responsible for fill-and-finish in US.
- **PDL**
  - As of 3Q2016, approximately 98.8% ownership of Noden.
  - Noden financials to be consolidated with PDL financials as of 3Q16.

PDL

Transition from Novartis

Commercialization

- **US**
  - Novartis distributing through September 30, 2016 and Noden receiving a transfer of profit.
  - Noden USA assumed commercialization responsibilities on October 1, 2016.
  - Noden USA will field dedicated contract sales force of ~40 reps in 1Q17.
- **Ex-US**
  - Novartis distributing until transfer of marketing authorizations (projected 1H17) and Noden receiving a transfer of profit.
  - Noden DAC assuming commercialization responsibilities after marketing authorization transfer.
  - Focus on most of EU, Canada, Switzerland and Japan with either deregistration or licensing or distributor in other potentially important territories, such China.

Manufacturing

- Novartis to supply API while Noden seeks third party manufacturer but no later than November 2020.
- Novartis to supply tableted product and finished product while Noden seeks third party manufacturer but no later than June 2019 except for US where Noden has already assumed packaging and labeling responsibilities.

PDL

Noden Team

- **CEO**
  - Elie Farah, previously CEO and President of Merus Labs and Transition Therapeutics, Director of M&A at Boehringer Ingelheim.
- **Head of Sales and Marketing US**
  - Michael McCann, previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.
- **Head of Manufacturing/Logistics**
  - Maria Sanchez, previously Global Product Supply New Product Development Project Lead at Bayer.
- **Head of Regulatory Affairs and Pharmacovigilance**
  - Ronan Donelan, previously Global Head of Regulatory Science at Quintiles with over 30 years of experience.

PDL

Novartis/Tekturna Deal

- **Total Potential Size**
  - Up to $334 million.
- **Closing Payments**
  - $110 million to Novartis.
- **First Anniversary**
  - $89 million due to Novartis.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity and debt financing.

PDL

Tekturna IP

- **Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.**
- **United States**
  - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
    - Paragraph IV filings in 2013 are directed to the formulation patents in the Orange Book.
      - No approved ANDA applications in the United States to date.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' Know-How which is necessary for economical manufacture of the products.

PDL

PDL

Royalty & Debt Investments

16 Royalty & Debt Investments

11 Current Deals

Deal type	Company	Amount	Date
Royalty Acquisition	kybella	$9,500,000	July 2016
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015
Senior Secured Financing	CareView Communications	$40,000,000	June 2015
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

5 Concluded Deals

Deal type	Company	Amount	Date
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013

PDL

On-Going Transactions

Entity	Structure	Technology	Deal Summary
kybella	Royalty	KYBELLA® is an injectable approved for reduction of chin fat and contains synthetic deoxycholic acid which destroys fat cells, resulting in a noticeable reduction in fullness under the chin.	o $9.5M for an individual's royalty. o $1M milestone upon attainment of specified sales level.
AcelRx Pharmaceuticals, Inc.	Royalty	Combination drug (sufentanil nanotab) and device product used for the treatment of moderate to severe post-operative pain in the hospital setting.	o $65M in exchange for 75 percent of the royalties AcelRx receives from Grünenthal as well as 80 percent of the first four commercial milestones subject to a capped amount.
ARIAD	Royalty	Iclusig kinase inhibitor whose primary target is BCR-ABL, an abnormal tyrosine kinase expressed in CML and Ph+ ALL.	o Up to $140M with $50M at signing, $50M at 12-month anniversary and up to an additional $40M at ARIAD's option in July 2017. 2.5% on Iclusig WW net sales from signing through 12 months; 5% from 12 months through 12/31/2018; 6.5% thereafter.
CAREVIEW COMMUNICATIONS	Debt	Video system and virtual bed rails to passively monitor hospital patients at risk of falling.	o Up to $40M loan, of which the first tranche of $20M was funded on October 7, 2015 and the second tranche is payable upon attainment of a milestone by June 30, 2017. Each tranche has a five year maturity; first tranche pays interest at 13.5% and second tranche pays interest at 13.0%.
University of Michigan	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1.	o PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6M.
VB Viscogliosi Bros., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	o PDL acquired right to receive royalties on sales of spinal implant for $15.5M until PDL receives 2.3x its cash.

PDL

On-Going Transactions

Entity	Structure	Technology	Deal Summary
kaléo	Debt	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose.	$150M in notes backed by 20% net sales of Auvi-Q and 10% of net sales of EVZIO by kaléo. The Notes pay interest at 13% with an expected final maturity in 2020.
DIRECT FLOW MEDICAL INC.	Debt	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication.	$35M loan at signing plus $15M loan funded in November 2014 and $5M, $1.5M and $1.5M million loan funded in January, May and September 2016, respectively, secured by substantially all assets of Direct Flow. Initial interest rate was 15.5% on $35M and was reduced to 13.5% upon funding the second tranche of $15M.
Depomed	Royalty	Glumetza, Janumet XR, Invokana, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5M until PDL receives $481M after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions.	$49M loan secured by substantially all assets of Lensar was amended and restated as part of Lensar's re-acquisition of its assets from Alphaeon in December 2016. The loan matures on December 15, 2020.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	$44M hybrid debt-royalty structure royalty whereby return on the loans depends on the date of repayment. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. PDL had advanced additional sums for operating expenses but is no longer doing so.

PDL

Concluded Transactions

Entity	Structure	Technology	Deal Summary
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	o $55M of Notes secured by assets of Merus. o In September 2013 Merus repaid PDL in full plus pre-payment fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	o In exchange for $20.8M, PDL received royalties in a hybrid royalty and debt transaction. o Royalty rate was 9.95%. Eight-year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. o On November 12, 2014, AxoGen paid $30.3M to PDL which constituted full payment and PDL bought $1.75M worth of AxoGen stock.
DURATA THERAPEUTICS.	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	o $25M first tranche of loans and $15M second tranche of loans. o The interest rate on first $25M was 14% which declined to 12.75% on $40M outstanding when $15M second tranches was drawn. o On November 17, 2014, Durata repaid the $40M loan plus accrued interest, and prepayment fees and change of control fees.
AVINGER	Hybrid royalty/debt	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	o In exchange for $20.0M, PDL received 12% interest on the Notes. o In September 2015, PDL received ~$21.4 million as payment for principal, accrued interest and fees. o Includes minimum royalty payments through April 2018
PARADIGM SPINE	Debt	Coflex for treatment of spinal conditions.	o $54M in loans backed by most assets of Paradigm Spine. Interest rate was 13%. o In August 2016 Paradigm repaid loans in full, plus accrued interest and a prepayment fee.

PDL

Royalty Acquisitions

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (2)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR (linagliptin/metformin HCl extended-release) tablets	Depomed	Boehringer Ingelheim / Lilly	5/2026	$240.5M	$185.6M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim / Lilly	12/2026		
Iclusig (ponatinib) tablets 45 mg, 15 mg	ARIAD	ARIAD	Payoff	$100.0M	$5.8M
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$3.8M
Zalviso Sufentanil Self-Managed Delivery System	AcelRx Pharmaceuticals, Inc.	Grunenthal	1/2032 or 3X investment	$65.0M	<$0.1M
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7MM	$15.5M	$3.1M
kybella	Inventor	Allergan	2/2025	$9.5M	<$0.1M

(1) Expected dates based upon current agreements and patent expiry estimates.
(2)) As of 9/30/2016

PDL

Investment Track Record

Deal	Transaction Date	Transaction Maturity Date	Total Committed (in millions)	Amount Invested (in millions)	Cash Received by PDL (in millions)	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
Total			**$ 240.8**	**$ 194.3**	**$ 249.0**	**1.8**	**1.3**	**18.4%**

1. Includes equity transactions
2. Includes actual/forecasted cash flows from royalty portion of transaction

PDL

Update – Wellstat Diagnostics

Wellstat Diag.
Avinger
Depomed
Direct Flow
Lensar
Paradigm Spine
kaléo
Viscogliosi Bros.
U. of Michigan
CareView
ARIAD
AcelRx
Kybella

- **Background**
  - Point of care diagnostics company.
  - $44 million hybrid debt-royalty transaction but PDL advanced additional sums to maintain asset during sale process.
  - PDL secured by Wellstat Diagnostics, Wellstat Therapeutics and Virginia real estate, among other collateral.
  - Owners of company diverted funds in violation of the terms of the loan contract.
- **Update**
  - In NY court action commenced by PDL to collect from related entities who are guarantors of the loan, the judge ruled in favor of PDL and has appointed a magistrate to determine PDL's damages. Wellstat has appealed the ruling, and their appeal will be heard in early January 2017.
  - PDL has commenced a non-judicial foreclosure process to collect on the sale of certain Virginia real estate assets owned by the guarantors of the loan.

PDL

Update – Depomed

- Wellstat Diag.
- Avinger
- **Depomed**
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx
- Kybella

- **Background**
  - Biotech company with sustained release technology used in type 2 diabetes drugs.
  - $240.5 million royalty deal based on sales and milestones for five products, approved and unapproved, until PDL receives $481 million and then payments shared evenly until later of October 2024 or payments no longer due. Glumetza is the biggest royalty in the basket.
  - Salix acquired rights to Glumetza and stuffed the distribution channel resulting in larger than expected payments initially and smaller/no payments subsequently.
  - Valeant acquired rights to Glumetza with wildly fluctuating payments.
  - PDL commenced a royalty audit.
- **Update**
  - Royalty audit is on-going, including on gross-to-nets.
  - Monthly payments from Valeant continue to fluctuate from $2 million to $8 million.
  - Recent product approvals, Jentadueto XR, Invokamet XR and Synjardy XR have yielded $17 million in milestones this year and will begin generating royalties.

PDL

Update – Direct Flow Medical

Wellstat Diag.
Avinger
Depomed
Direct Flow
Lensar
Paradigm Spine
kaléo
Viscogliosi Bros.
U. of Michigan
CareView
ARIAD
AcelRx
Kybella

- **Background**
  - Medtech company with approved catheter-based system to replace stenotic aortic heart valves and developing similar system for stenotic mitral valves, a much larger market.
  - Initially, $50.0 million debt structure and PDL advanced additional loans of $5.0 million, $1.5 million, $1.5 million $1.0 million in January, May, September and November 2016, respectively.
- **Update**
  - Potential lead investor unexpectedly withdrew its terms sheet for tranched $65 million equity investment and certain ex-US rights to DFM products.
  - PDL expects that it will foreclose on the assets of DFM and it will write-off the asset against ordinary income. In the case of a foreclosure, PDL expects it will seek to monetize those assets. PDL cannot estimate at this time what amounts, if any, it will recover through this monetization effort.

PDL

Update – Lensar

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- **Lensar**
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx
- Kybella

- **Background**
  - Medtech company with high speed laser technology used in cataract surgery, among other procedures.
  - $49 million debt structure.
  - Subsidiary of Alphaeon acquired some of Lensar's assets in late 2015 in return for assuming PDL's debt and shares of Alphaeon common stock.
- **Update**
  - Alphaeon is divesting all of its ophthalmology business, including Lensar.
  - In December 2016, PDL entered into an amended and restated credit agreement with Lensar that allowed Lensar to re-acquire its assets from Alphaeon. The purpose of this amendment is to take all of the Lensar assets into a bankruptcy proceeding which we expect will result in Lensar operating as a subsidiary of PDL. We estimate that this proceeding will be concluded in 2Q17.

PDL

Update – kaléo

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- **kaléo**
- Viscogliosi Bros.
- U. of Michigan
- CareView
- ARIAD
- AcelRx
- Kybella

- **Background**
  - Drug/device combination technology for delivery of epinephrine (Auvi-Q: severe allergic response) and naloxone (Evzio: counteract effects of opioid overdose).
  - Auvi-Q was made and sold by Sanofi until withdrawn from the market due to manufacturing defect and then all rights returned to kaléo.
  - $150 million debt structure, $144.8 million principal outstanding.
- **Update**
  - kaléo has made all required interest payments in full and on time.
  - Evzio sales have been much stronger than projected so far. This is secondary source of repayment to PDL.
  - kaléo has publicly announced that Auvi-Q will return to the market in 1H17.
  - kaléo is in discussion with major prescription benefit managers (PBMs) regarding pricing.

PDL

Update – ARIAD

- Wellstat Diag.
- Avinger
- Depomed
- Direct Flow
- Lensar
- Paradigm Spine
- kaléo
- Viscogliosi Bros.
- U. of Michigan
- CareView
- **ARIAD**
- AcelRx
- Kybella

- **Background**
  - Biotech company with Iclusig, an approved product in US and EU for chronic myelogenous leukemia (blood borne cancer), and brigatinib, an unapproved product for certain types of non-small cell lung cancer, particularly in patients with brain metastases.
  - $100 million royalty deal with potential of another $40 million in July 2017 at Ariad's option.
  - Royalties on Iclusig are the primary source of repayment with brigatinib as back up.
- **Update**
  - Iclusig sales are increasing in US and Incyte, which bought ex-US rights, is increasing sales in those territories that had been underperforming.
  - Ariad was granted priority review for its approval application for brigatinib which suggests an approval in 2Q17.
  - Ariad may seek a deal for ex-US rights for brigatinib (similar to Incyte deal) given that it no longer has an ex-US presence which could affect the likelihood that they draw $40 million from PDL in 2017.

PDL

PDL

Financials

Third Quarter 2016 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Royalties from Queen et al. patents	$ 14,958	$ 119,222	$ 150,645	$ 363,916
Royalty rights - change in fair value	16,085	(4,280)	(11,872)	19,298
Interest revenue	8,594	9,096	24,901	28,596
Product revenue, net	14,128	-	14,128	-
License and other	(127)	580	7	580
Total revenues	53,638	124,618	177,809	412,390
Amortization of intangible assets	6,014	-	6,014	-
General and administrative expenses	10,396	8,450	27,193	23,545
Sales and marketing	11	-	11	-
Research and development	1,933	-	1,933	-
Change in fair value of anniversary payment and contingent consideration	2,083	-	2,083	-
Acquisition-related costs	546	-	3,505	-
Total operating expenses	20,983	8,450	40,739	23,545
Operating income	32,655	116,168	137,070	388,845
Interest and other income, net	162	87	404	294
Interest expense	(4,513)	(5,901)	(13,524)	(21,710)
Income before income taxes	28,304	110,354	123,950	367,429
Income tax expense	14,400	40,895	50,011	135,208
Net income	13,904	69,459	73,939	232,221
Net loss attributable to noncontrolling interests	3	-	3	-
Net income attributable to PDL's shareholders	$ 13,907	$ 69,459	$ 73,942	$ 232,221
Net income per share - Basic	$ 0.08	$ 0.42	$ 0.45	$ 1.42
Net income per share - Diluted	$ 0.08	$ 0.42	$ 0.45	$ 1.42

PDL

Third Quarter 2016 Financials

Condensed consolidated balance sheet (In thousands)(unaudited)	**September 30, 2016**		**December 31, 2015**
Cash, cash equivalents and investments	$ 189,575	(1)	$ 220,352
Total notes receivable	$ 320,997		$ 364,905
Total royalty rights - at fair value	$ 399,592		$ 399,204
Total assets	$ 1,216,066		$ 1,012,205
Total term loan payable	$ -		$ 24,966
Convertible notes payable	$ 234,895		$ 228,862
Total stockholders's equity	$ 753,856		$ 695,952

(1) Includes $75MM certificate of deposit restricted until August 2017.

PDL

PDL Debt

- **2018 4.00% Convertible Notes**
  - $126 million due in February 2018.
  - Current conversion price per share is $9.17.
- **2021 2.75% Convertible Notes**
  - $150 million due in December 2021.
  - Initial conversion price is $3.81.
  - Capped call transaction to offset potential dilution subject to a cap of $4.88.
  - Used approximately $121.5 million of proceeds to repurchase and retire $120.0 million of 2018 4.00% Notes plus $1.5 million of accrued interest.

PDL

PDL

Conclusion

Investment Highlights

- Tekturna and Tekturna HCT are important products for treatment of hypertension with differentiated mechanism of action and potential upside in revenues if promoted appropriately.
- Noden is a tax efficient vehicle and platform for additional spec pharma products.
- 16 royalty and debt deals with 11 on-going and 5 completed.
- Team with demonstrated ability to identify assets and conclude transactions on reasonable terms that will support efforts to add products to Noden.

PDL